PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated February 17, 2006)	REGISTRATION NO. 333-54662

1,000,000,000 Depositary Receipts

Retail HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Retail HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Amazon.com, Inc.	AMZN	7	NASDAQ
Best Buy Co., Inc.	BBY	9	NYSE
Costco Wholesale Corporation	COST	8	NASDAQ
CVS Corporation / Caremark Corporation(1)	CVS	14	NYSE
Federated Department Stores	FD	11.738	NYSE
Kohl's Corporation	KSS	6	NYSE
Limited Brands, Inc.	LTD	8	NYSE
Lowe's Companies, Inc.	LOW	28	NYSE
RadioShack Corporation	RSH	3	NYSE
Safeway Inc.	SWY	9	NYSE
SUPERVALU INC.	SVU	1.456	NYSE
Target Corporation	TGT	16	NYSE
The Gap, Inc.	GPS	16	NYSE
The Home Depot, Inc.	HD	40	NYSE
The Kroger Co.	KR	15	NYSE
The TJX Companies, Inc.	TJX	10	NYSE
Walgreen Co.	WAG	19	NYSE
Wal-Mart Stores, Inc.	WMT	36	NYSE

(1)          Effective March 21, 2007, CVS Corporation (NYSE ticker “CVS”), an underlying constituent of the Retail HOLDRS Trust, changed its name to CVS / Caremark Corporation.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is March 31, 2007.